SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                              INFORMATION STATEMENT
                            PURSUANT TO SECTION 14(C)
               OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED


                                  SCHEDULE 14C
                                 (RULE 14C-101)


        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934


                           Check the appropriate box:


                      [X] Preliminary Information Statement
                      [ ] Definitive Information Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule


                                  14c-5(d)(2))


                                 ENUCLEUS, INC.
                 ----------------------------------------------
                (Name of Registrant As Specified In Its Charter)


               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):


           [X] No fee required[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.


(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which the transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

 -------------------------------------------------------------------------------


(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

 -------------------------------------------------------------------------------


[ ] Fee paid previously with preliminary materials


[ ] check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


Amount previously paid:

Form, Schedule or Registration Statement No.:

Filing Party:

Date Filed:

                                 ENUCLEUS, INC.


                                4000 MAIN STREET


                              BAY HARBOR, MI 49770

                                   -----------


                              INFORMATION STATEMENT
         PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934,


           AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER


                                   -----------


                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY
                                   -----------

INTRODUCTION


This notice and information statement (the "INFORMATION STATEMENT") was mailed on or about March _, 2004 to the stockholders of record, as of February 18, 2004, of eNucleus, Inc., a Delaware corporation (the "COMPANY") pursuant to:
Section 14(c) of the Exchange Act to inform the Stockholders that the majority stockholders of the Company executed a written consent dated February 18, 2004 providing for a 1 for 10 reverse split of the Company's issued and outstanding common stock

     This notice and information statement attached hereto shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law (the "DGCL").


Our board of directors has unanimously approved the reverse stock split, as have stockholders representing a majority of our issued and outstanding shares of common and preferred stock. Accordingly, your approval is not required and is not being sought.


Please read this notice carefully. It describes the essential terms of the reverse stock split and contains certain information concerning the reverse stock split and the Company's amendment to its Articles of Incorporation. The amendments to the certificate of are attached to this Information Statement as APPENDIX A. Additional information about the Company is contained in its periodic and current reports filed with the United States Securities and Exchange Commission (the COMMISSION"). These reports, their accompanying exhibits and other documents filed with the Commission may be inspected without charge at the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material may also be obtained from the Commission at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the Commission. Copies of these reports may be obtained from the Commission's EDGAR archives at HTTP://WWW.SEC.GOV/INDEX.HTM.


The principal executive office of the Company is located at 4000 Main Street, Bay Harbor, MI 49770. The Company's telephone number is (231) 439-2708.

     THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS'
          MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.


                                 ENUCLEUS, INC.
                                4000 Main Street
                              Bay Harbor, MI 49770


                                 --------------


                              INFORMATION STATEMENT
        PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934 AND
                   REGULATION 14C AND SCHEDULE 14C THEREUNDER


                                 --------------


                              TO OUR STOCKHOLDERS:


NOTICE IS HEREBY GIVEN that the following action was taken pursuant to Written Consent of the Majority Stockholders of the Company:


 The Board of Directors shall be authorized to effectuate, a one for ten reverse stock split of all issued and outstanding common stock, to be effective as of the filing of an amendment to the Company's Certificate of Incorporation with the Delaware Secretary of State, attached hereto as APPENDIX A.



 The Board of Directors has fixed the close of business on February 18, 2004, as the Record Date for determining the Stockholders entitled to Notice of the foregoing.


 The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.


 This Information Statement will serve as written Notice to stockholders pursuant to Section 228(e) of the DGCL.


THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.


                                            By order of the Board of Directors,

                                            /s/  John Paulsen
                                            ----------------------------------
February 19, 2004                                John Paulsen
                                                 eNucleus, Inc.
                                                 Chairman and
                                                 Chief Executive Officer

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS......................      6

REVERSE SPLIT..........................................................      6

DISSENTER'S RIGHTS.....................................................     11

INTERESTS OF CERTAIN PERSONS...........................................     11

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.........     11

DESCRIPTION OF CAPITAL STOCK...........................................     12

SOLICITATION OF PROXIES................................................     13

STOCKHOLDER PROPOSALS..................................................     13

AMENDMENT TO THE ARTICLES OF INCORPORATION
APPENDIX A - AMENDMENT TO CERTIFICATE OF INCORPORATION.................     14

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS


Information included in this Information Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. The Company's actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.


REVERSE SPLIT


GENERAL


Our board of directors and a majority of our stockholders have approved a proposal that Article Fourth of the company's restated certificate of incorporation be amended to effect a reverse stock split of the issued and outstanding shares of the company's common stock (such split to combine a number of outstanding shares of the company's common stock ten (10), such number consisting of only whole shares, into one (1) share of the company's common stock. In determining the reverse stock split ratio, our board of directors considered numerous factors including the historical and projected performance of our common stock, prevailing market conditions and general economic trends, and will place emphasis on the expected closing price of our common stock in the period following the effectiveness of the reverse stock split. Our board of directors will also consider the impact of the reverse stock split ratio on investor interest. The company reserves the right not to effect the reverse stock split if our board of directors does not deem it to be in the best interests of the company and its stockholders to effect the reverse stock split.


The form of the proposed amendment to effect the reverse stock split, as more fully described below, will effect the reverse stock split but will not change the number of authorized shares of common or preferred stock, or the par value of common or preferred stock.


The amendment to our restated certificate of incorporation relating hereto is attached as APPENDIX A.

PURPOSE


Our board of directors approved the proposal authorizing the reverse stock split for the following reasons:


o our board of directors believes a higher stock price may help generate investor interest in the company;


o our board of directors believes this action will attract additional investment in the company; and


o our board of directors believes this action is the next logical step in the process of restructuring the company to align our outstanding shares of capital stock with our existing financial condition and operations to provide an opportunity for potential realization of shareholder value, which is currently subject to the dilutive effects of our capital structure.


POTENTIAL INCREASED INVESTOR INTEREST


On February 17, 2004, our common stock closed at $0.045 per share. In approving the proposal authorizing the reverse stock split, our board of directors considered that our common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Also, our board of directors believes that most investment funds are reluctant to invest in lower priced stocks.


THERE ARE RISKS ASSOCIATED WITH THE REVERSE STOCK SPLIT, INCLUDING THAT THE REVERSE STOCK SPLIT MAY NOT RESULT IN AN INCREASE IN THE PER SHARE PRICE OF OUR COMMON STOCK OR THAT ANY INCREASE IN THE PER SHARE PRICE OF OUR COMMON STOCK WILL NOT BE SUSTAINED.


We cannot predict whether the reverse stock split will increase the market price for our common stock. The history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that:


o the market price per share of our common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split, or the old shares; and


o the reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks.


The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

PRINCIPAL EFFECTS OF THE REVERSE STOCK SPLIT


If and when the board of directors decides to implement the reverse stock split, we will amend the existing provision of our restated certificate of incorporation relating to our authorized capital to add the following paragraph at the end thereof:


"Upon the effectiveness (the "Effective Date") of the certificate of amendment to the restated certificate of incorporation containing this sentence, each ten [10] shares of the Common Stock issued and outstanding as of the date and time immediately preceding [date on which the certificate of amendment is filed], the effective date of a Reverse Stock Split (the "Split Effective Date"), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of Common Stock. There shall be no fractional shares issued. A holder of record of Common Stock on the Split Effective Date who would otherwise be entitled to a fraction of a share shall have the number of new shares to which they are entitled rounded to the nearest whole number of shares. The number of new shares will be rounded up if the fractional share is equal to or greater than 0.5 and rounded down if the fraction is less than 0.5. No shareholders will receive cash in lieu of fractional shares."


The reverse stock split will be effected simultaneously for all our common stock and the exchange ratio will be the same for all of our common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in the company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. Common stock issued pursuant to the reverse stock split will remain fully paid and nonassessable. The reverse stock split will not affect our continuing to be subject to the periodic reporting requirements of the Securities and Exchange Act of 1934, as amended.


For illustrative purposes only, the following table shows approximately the effect on our common stock of the reverse stock split:


                                          Prior to the
                                            Reverse                 1 for 10
--------------------------------------------------------------------------------

Authorized Common                          100,000,000             100,000,000

--------------------------------------------------------------------------------

Issued and Outstanding                      99,979,384               9,979,384

Common Stock

--------------------------------------------------------------------------------

Available for future issuance                  20,616               90,020,616
--------------------------------------------------------------------------------



Based on stock information as of the record date, after completion of the reverse stock split we will have approximately 90,020,616 shares of authorized but unissued shares of common stock. These additional shares would be available from time to time for corporate purposes including raising additional capital, acquisitions of companies or assets, for strategic transactions, including a sale of all or a portion of the company, and sales of stock or securities convertible into common stock. Although we have no present intention to issue shares of common stock, except as noted above, we may in the future raise funds through the issuance of common stock when conditions are favorable, even if we do not have an immediate need for additional capital at such time. We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. If we issue additional shares, the ownership interests of holders of our common stock may be diluted.

PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES


We will file the certificate of amendment with the Secretary of State of the State of Delaware. The form of certificate of amendment is attached as APPENDIX A to this proxy statement. Our board of directors may delay effecting the reverse stock split without resoliciting stockholder approval. The reverse stock split will become effective on the split effective date. Beginning on the split effective date, each certificate representing old shares will be deemed for all corporate purposes to evidence ownership of new shares.


As soon as practicable after the split effective date, stockholders will be notified that the reverse stock split has been effected. The reverse split will take place on the split effective date without any action on the part of the holders of the Common Stock and without regard to current certificates representing shares of Common Stock being physically surrendered for certificates representing the number of shares of Common Stock each shareholder is entitled to receive as a result of the reverse split. New certificates of Common Stock will not be issued.


Any old shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for new shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNLESS REQUESTED TO DO SO.


FRACTIONAL SHARES


No fractional shares will be issued in connection with the reverse split. Shareholders who would otherwise be entitled to receive fractional shares as a result of the reverse split will have the number of new shares to which they are entitled rounded to the nearest whole number of shares. The number of new shares will be rounded up if the fractional share is equal to or greater than 0.5 and rounded down if the fraction is less than 0.5. No shareholders will receive cash in lieu of fractional shares.


ACCOUNTING MATTERS


The reverse stock split will not affect total stockholders' equity on our balance sheet. However, because the par value of our common stock will remain unchanged on the split effective date, the components that make up total stockholders' equity will change by offsetting amounts. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of our common stock outstanding. Prior periods' per share amounts will be restated to reflect the reverse stock split.

POTENTIAL ANTI-TAKEOVER EFFECT


Although the increased proportion of unissued authorized shares to be issued could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other transaction for the combination of the company with another company), the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to our board of directors and stockholders. Other than the reverse stock split proposal, our board of directors does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of the company.


FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT


The following is a summary of certain material federal income tax consequences of the reverse stock split and does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. For example, the state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which such stockholder resides. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the old shares were, and the new shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (the "Code") (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the reverse stock split.


No gain or loss should be recognized by a stockholder upon such stockholder's exchange of old shares for new shares pursuant to the reverse stock split. The aggregate tax basis of the new shares received in the reverse stock split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the old shares exchanged therefor. In general, stockholders who receive cash upon redemption of their fractional share interests in the new shares as a result of the reverse stock

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


split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The federal income tax liability, if any, generated by the receipt of cash in lieu of a fractional interest should be minimal in view of the low value of the fractional interest. The stockholder's holding period for the new shares will include the period during which the stockholder held the old shares surrendered in the reverse stock split.


Our view regarding the tax consequence of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with such stockholder's own tax advisor with respect to all of the potential tax consequences to such stockholder of the reverse stock split.


Notwithstanding the approval of the reverse stock split by our board of directors and a majority of our stockholders, our board of directors may, in its sole discretion, determine not to implement the reverse stock split.


DISSENTER'S RIGHTS


Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter's rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.


INTERESTS OF CERTAIN PERSONS IN THE REVERSE SPLIT


No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposals to effectuate the reverse split and take all related actions which is not shared by all other holders of the Common Stock. See "Security Ownership of Certain Beneficial Owners and Management."






 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


As of the date hereof, the Company's authorized capitalization consisted of 100,000,000 shares of Common Stock, par value $.001 per share. As of the February 18, 2004, there were 99,979,384 shares of Common Stock outstanding, all of which were fully paid, non-assessable and entitled to vote. Each share of Common Stock entitles its holder to one vote on each matter submitted to the shareholder.

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


The following table sets forth, as of February 18, 2004, the number of shares of Common Stock of the Company owned by (i) each person who is known by the Company to own of record or beneficially five percent (5%) or more of the Company's outstanding shares, (ii) each director of the Company, (iii) each of the executive officers, and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares beneficially owned.

                                                                PERCENTAGE
NUMBER OF COMMON SHARES                     BENEFICIALLY        OF ENUCLEUS
NAME AND ADDRESS OF BENEFICIAL OWNER(1)        OWNED(2)      BENEFICIALLY OWNED

Congruent Ventures, LLC                      43,578,000            38.4%
Monte Carlo Funding                          24,500,000            15.3%
Aspatuck Holdings                            20,000,000            12.5%
Scott Voss                                    6,000,000             3.8%
Eric Stari                                    8,772,000             5.5%
Sunami Ventures                               5,300,000             3.3%
John Paulsen & Kelly Paulsen JTE              5,035,000             3.2%
All Directors and Officers as a group
(1 person)                                    5                     3.15%


(1)Unless otherwise indicated, the address of each person listed below is c/o eNucleus, Inc., at 4000 Main Street, Bay Harbor, MI 49770.


(2)Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.


 DESCRIPTION OF CAPITAL STOCK


The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock. As of the date hereof there were 97,979,384 shares of common stock issued and outstanding and 1,371,560 shares of Preferred Stock outstanding.


The following is a summary of some of the provisions of the Company's Common Stock and of its certificate of incorporation.


The holders of the Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock,

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


the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the board out of funds legally available therefor. In the event of the Company's liquidation, dissolution or winding up, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. Holders of Common Stock have no preemptive rights or rights to convert their Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable.


 SOLICITATION OF PROXIES


The Company is making the mailing and will bear the costs associated therewith. There will be no solicitations made. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of the Company's common stock.


 STOCKHOLDER PROPOSALS


The Board has not yet determined the date on which the next annual meeting of stockholders of the Company will be held. Any proposal by a stockholder intended to be presented at the Company's next annual meeting of stockholders must be received at the offices of the Company a reasonable amount of time prior to the date on which the information or proxy statement for that meeting are mailed to stockholders in order to be included in the Company's information or proxy statement relating to that meeting.


                                            By Order of the Board of Directors,


                                           /s/  John C. Paulsen
                                           ------------------------------------
                                                John C. Paulsen, Chairman
                                                and Chief Executive Officer
February 18, 2004

                                   APPENDIX A


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 ENUCLEUS, INC.

     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corportion") is eNucleus, Inc.

     2. The Certificate of Incorporation of the Corporation is hereby amended by adding a new paragraph 4 to the end of Subsection B of Article FOURTH as follows:

     "Upon the effectiveness (the "Split Effective Date") of the certificate of amendment to the certificate of incorporation containing this sentence, each ten shares of the Common Stock issued and outstanding as of the date and time immediately preceding [date on which the certificate of amendment is filed], the effective date of a reverse stock split (the "Split Effective Date"), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of Common Stock. There shall be no fractional shares issued. A holder of record of Common Stock on the Split Effective Date who would otherwise be entitled to a fraction of a share shall have the number of new shares to which they are entitled rounded to the nearest whole number of shares. The number of new shares will be rounded up if the fractional share is equal to or greater than 0.5 and rounded down if the fraction is less than 0.5. No shareholders will receive cash in lieu of fractional shares."

     3. The foregoing amendment was adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

     4. This Certificate of Amendment shall become effective at 5:00 p.m., local time, on _________, 2004.


                                          Signed this   day of          , 2004

                                          By:  /s/
                                             ----------------------------------
                                          Name:     John Paulsen
                                          Title:    President and CEO

                                       14